EXHIBIT 99.5

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated financial statements for Bryn Mawr Bank Corporation (“BMBC” or the “Corporation”) and Royal Bancshares of Pennsylvania, Inc. (“RBPI”) give effect to the merger of RBPI with and into BMBC (the “merger”). The unaudited pro forma combined consolidated balance sheet as of September 30, 2017 gives effect to the merger as if it occurred on this date. The unaudited pro forma combined consolidated statement of income for the nine months ending September 30, 2017 gives effect to the merger as if it had occurred on January 1, 2017. The actual completion date of the merger was December 15, 2017.

Pursuant to the Agreement and Plan of Merger, by and between RBPI and the Corporation, dated as of January 30, 2017 (the “Merger Agreement”), Class A shareholders of RBPI received 0.1025 shares of the Corporation’s common stock for each share of RBPI’s Class A common stock held by such shareholder. Class B shareholders of RBPI received 0.1179 shares of the Corporation’s common stock for each share of RBPI Class B common stock held by such shareholder. In addition, in accordance with the terms and conditions of the Merger Agreement, options to purchase RBPI Class A common stock were cashed-out at closing based on the positive difference, if any, between $4.19 and the corresponding exercise price of such RBPI option. Warrants to purchase RBPI common stock were converted to warrants to purchase the Corporation’s common stock. Based on 28,097,207 shares of RBPI Class A common stock and 1,857,072 shares of RBPI Class B common stock, the Corporation issued 3,098,754 shares of common stock; cash-in-lieu of fractional shares totaled $7 thousand; in-the-money options were cashed out at $112 thousand; and the value of 140,224 assumed warrants to purchase the Corporation’s common stock was $1.9 million. Based on the closing price of BMBC common stock on December 14, 2017, the aggregate purchase consideration was $138.6 million.

The Corporation expects that it will incur merger and integration charges as a result of the merger. The unaudited pro forma combined consolidated financial statements, while helpful in illustrating the financial characteristics of the combined entity, do not reflect these anticipated merger and integration expenses; nor do they reflect any possible financial benefits through anticipated cost savings, and, hence, do not attempt to predict or suggest future results. Furthermore, the unaudited pro forma combined consolidated financial statements do not necessarily reflect what the historical results of the combined entity would have been, had the companies been combined during the periods presented.

In addition, the unaudited pro forma combined consolidated financial statements reflect estimates of the fair values of assets acquired and liabilities assumed in the merger. These estimates are preliminary and, as such, their final values may vary from their initial estimates.

THIS PRO FORMA DATA IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS THAT BMBC WOULD HAVE ACHIEVED HAD IT COMPLETED THE MERGER AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS.

The unaudited pro forma combined consolidated financial statements and related notes contain statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding BMBC that may include future plans, objectives, performance, revenues, growth, profits, operating expenses of BMBC’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect”, “anticipate”, “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project’’ and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading the unaudited pro forma combined consolidated financial statements and related notes are cautioned that such statements are only predictions, and that BMBC’s actual future results or performance may be materially different. All forward-looking information and statements made herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. BMBC does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties that could cause future events to vary materially from the results anticipated, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify our quarterly or other reports filed with the SEC.

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED BALANCE SHEET

September 30, 2017
	Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.	Combined	Purchase Accounting Adjustments		Pro Forma Combined
(dollars in thousands, except per share data)
Assets
Cash and due from banks	$8,682	$11,775	$20,457	$(119)	(b) (c)	$20,338
Interest bearing deposits with banks	36,870	13,333	50,203	-		50,203
Cash and cash equivalents	45,552	25,108	70,660	(119)		70,541
Investment securities available for sale	471,721	155,508	627,229	-		627,229
Investment securities held to maturity	6,255	-	6,255	-		6,255
Investment securities, trading	4,423	-	4,423	-		4,423
Loans held for sale	6,327	-	6,327	-		6,327
Portfolio loans and leases	2,677,345	594,565	3,271,910	(27,061)	(d)	3,244,849
Less: Allowance for loan and lease losses	(17,004)	(10,123)	(27,127)	10,123	(e)	(17,004)
Net portfolio loans and leases	2,660,341	584,442	3,244,783	(16,938)		3,227,845
Premises and equipment, net	44,544	4,748	49,292	3,609	(f)	52,901
Accrued interest receivable	9,287	2,975	12,262	-		12,262
Mortgage servicing rights	5,732	-	5,732	-		5,732
Bank owned life insurance	39,881	21,030	60,911	-		60,911
Federal Home Loan Bank stock	16,248	2,036	18,284	-		18,284
Goodwill	107,127	-	107,127	65,287	(a)	172,414
Intangible assets	21,407	-	21,407	5,235	(g)	26,642
Other investments	8,941	2,250	11,191	-		11,191
Other assets	29,035	11,737	40,772	22,627	(h)	63,399
Total assets	$3,476,821	$809,834	$4,286,655	$79,701		$4,366,356
Liabilities
Deposits:
Non-interest-bearing	$760,614	$97,076	$857,690	$-		$857,690
Interest-bearing	1,923,567	529,990	2,453,557	2,535	(i)	2,456,092
Total deposits	2,684,181	627,066	3,311,247	2,535		3,313,782

Short-term borrowings	180,874	15,000	195,874	-		195,874
FHLB advances and other borrowings	134,651	60,000	194,651	(432)	(j)	194,219
Subordinated notes	29,573	-	29,573	-		29,573
Junior subordinated debentures	-	25,774	25,774	(4,358)	(k)	21,416
Accrued interest payable	2,267	2,378	4,645	-		4,645
Other liabilities	43,383	19,041	62,424	3,323	(l) (m)	65,747
Total liabilities	3,074,929	749,259	3,824,188	1,068		3,825,256
Shareholders' equity
Common stock	21,248	56,868	78,116	(53,769)	(n)	24,347
Paid-in capital in excess of par value	235,412	99,483	334,895	35,927	(n)	370,822
Common stock held in treasury	(68,134)	(4,629)	(72,763)	4,629	(n)	(68,134)
Accumulated other comprehensive loss, net of tax benefit	(1,400)	(4,280)	(5,680)	4,280	(n)	(1,400)
Retained earnings (deficit)	214,766	(87,566)	127,200	87,566	(n)	214,766
Total BMBC and RBPI shareholders' equity	401,892	59,876	461,768	78,633		540,401
Noncontrolling interest	-	699	699	-		699
Total shareholders' equity	401,892	60,575	462,467	78,633		541,100

Total liabilities and shareholders' equity	$3,476,821	$809,834	$4,286,655	$79,701		$4,366,356

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED STATEMENT OF INCOME

For the Nine Months Ending September 30, 2017
	Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.	Combined	Purchase Accounting Adjustments		Pro Forma Combined
(dollars in thousands, except per share data)
Interest income:
Interest and fees on loans and leases	$88,517	$24,513	$113,030	$4,043	(a)	$117,073
Interest on cash and cash equivalents	137	90	227	-		227
Interest on investment securities	6,107	2,809	8,916	-		8,916
Total interest income	94,761	27,412	122,173	4,043		126,216
Interest expense on:
Deposits	6,009	3,473	9,482	(914)	(b)	8,568
Short-term borrowings	811	186	997	-		997
Long-term borrowings	3,135	2,189	5,324	212	(c)(d)	5,536
Total interest expense	9,955	5,848	15,803	(702)		15,101
Net interest income	84,806	21,564	106,370	4,745		111,115
Provision for loan and lease losses	1,541	513	2,054	-		2,054
Net interest income after provision for loan and lease losses	83,265	21,051	104,316	4,745		109,061
Non-interest income:
Fees for wealth management services	28,761	-	28,761	-		28,761
Insurance commissions	3,079	-	3,079	-		3,079
Service charges and fees	3,749	954	4,703	-		4,703
Net gain on sale loans	1,570	(13)	1,557	-		1,557
Net (loss) gain on sale of investment securities available for sale	1,948	308	2,256	-		2,256
Other-than-temporary-impairment of securities available for sale	-	-	-	-		-
Other operating income	4,489	636	5,125	-		5,125
Total non-interest income	43,596	1,885	45,481	-		45,481
Non-interest expenses:
Employee salaries and benefits	47,297	7,787	55,084	-		55,084
Occupancy, equipment and bank premises	12,827	2,212	15,039	92	(e)	15,131
Advertising	1,068	-	1,068	-		1,068
Amortization of other intangible assets	2,057	-	2,057	632	(f)	2,689
Due diligence and merger-related expenses	2,597	659	3,256	-		3,256
Professional fees	2,499	1,043	3,542	-		3,542
Pennsylvania bank shares tax	1,278	494	1,772	-		1,772
Information technology	2,575	749	3,324	-		3,324
Other operating expenses	11,141	2,468	13,609	-		13,609
Total non-interest expenses	83,339	15,412	98,751	723		99,474
Income before income taxes	43,522	7,524	51,046	4,022		55,068
Income tax expense	14,306	132	14,438	3,664	(g)	18,102
Net income	$29,216	$7,392	$36,608	$358		$36,966
Less: net income attributable to noncontrolling interest	$-	$298	$298			$298
Net income attributable to RBPI and BMBC	$29,216	$7,094	$36,310			$36,668

Earnings per share:
Basic earnings per common share	$1.72	$0.24				$1.83
Diluted earnings per common share	$1.69	$0.23				$1.80

Weighted-average basic shares outstanding	16,987,499	30,133,000	47,120,499	(27,034,246)	(h)	20,086,253
Dilutive shares	254,728	101,000	355,728	(71,434)	(i)	284,294
Adjusted weighted-average diluted shares	17,242,227	30,234,000	47,476,227	(27,105,680)		20,370,547

NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The unaudited pro forma combined consolidated financial statements have been prepared using the acquisition method of accounting. The unaudited pro forma combined consolidated statement of income for the nine months ended September 30, 2017 is presented assuming the merger occurred on January 1, 2017. The unaudited pro forma combined consolidated balance sheet as of September 30, 2017 assumes the merger occurred on that date. This information is not intended to reflect the actual results that would have been achieved had the merger occurred on this date and should not be taken as representing the future consolidated results of operations of the Corporation. No consideration was given in the unaudited pro forma combined consolidated financial statements to potential cost savings, fee enhancements or merger integration costs for the combined organization.

Note 2 – Purchase Consideration

Pursuant to the Agreement and Plan of Merger, by and between RBPI and the Corporation, dated as of January 30, 2017 (the “Merger Agreement”), Class A shareholders of RBPI received 0.1025 shares of the Corporation’s common stock for each share of RBPI’s Class A common stock held by such shareholder. Class B shareholders of RBPI received 0.1179 shares of the Corporation’s common stock for each share of RBPI Class B common stock held by such shareholder. In addition, in accordance with the terms and conditions of the Merger Agreement, options to purchase RBPI Class A common stock were cashed-out at closing based on the positive difference, if any, between $4.19 and the corresponding exercise price of such RBPI option. Warrants to purchase RBPI common stock were converted to warrants to purchase the Corporation’s common stock. For purposes of the unaudited pro forma combined consolidated balance sheet as of September 30, 2017, it is assumed that the Corporation’s common shares issued, cash-out of options, cash-in-lieu of fractional shares and value of assumed stock warrants were the same as those amounts incurred on the actual closing date of the merger of December 15, 2017. Based on 28,097,207 shares of RBPI Class A common stock and 1,857,072 shares of RBPI Class B common stock, the Corporation issued 3,098,754 shares of common stock; cash-in-lieu of fractional shares totaled $7 thousand; in-the-money options were cashed out at $112 thousand; and the value of 140,224 assumed warrants to purchase the Corporation’s common stock was $1.9 million. Based on the closing price of BMBC common stock on December 14, 2017, the aggregate purchase consideration was $138.6 million.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2017

Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are adjusted to their fair value as of the date of acquisition. The following items are pro forma adjustments referenced in the Pro Forma Combined Consolidated Balance Sheet to indicate the consideration paid and to adjust the RBPI assets and liabilities to their fair values as of September 30, 2017.

(a)      Calculation of Goodwill Resulting from Merger

Purchase Consideration
(dollars in thousands, except per share data)

RBPI Common Stock:
RBPI Class A Common Stock outstanding	28,097,207
Exchange ratio	0.1025
BMBC Common Stock (excluding fractional shares)	2,879,861

RBPI Class B Common Stock outstanding	1,857,072
Exchange ratio	0.1179
BMBC Common Stock (excluding fractional shares)	218,893

Total BMBC shares issued	3,098,754
BMBC closing price, December 14, 2017	$44.10

Purchase consideration assigned to RBPI shares exchanged for BMBC Common Stock		$136,655

Fractional shares	158.51
Fractional share price, per merger agreement	$44.48

Cash-in-lieu of fractional shares		$7

Options to purchase RBPI Class A common stock:
RBPI Class A options exchanged for cash	47,840
Weighted average cash-out rate paid	$2.35
Purchase consideration for RBPI Class A common stock options exchanged for cash		$112

Value of warrants to purchase BMBC Class A common stock		$1,854

Total purchase consideration		$138,628

Net Assets Acquired

RBPI shareholders’ equity	$59,876
Core deposit intangible asset created	4,670
Favorable lease asset created	565
Net assets acquired before fair value adjustments	$65,111

Estimated adjustments to reflect assets acquired at fair value:
Portfolio loans	$(27,061)
Allowance for loan and lease losses	10,123
Premises and equipment	3,609
Other assets	22,627
Total fair value adjustments to assets acquired	$9,298

Estimated adjustments to reflect liabilities assumed at fair value:
Time deposits	$2,535
Long-term borrowings	(432)
Junior subordinated debentures	(4,358)
Other liabilities	3,323
Total fair value adjustments to liabilities assumed	$1,068

Total net assets acquired		$73,341

Goodwill resulting from merger		$65,287

(b)	$112 thousand cash paid to holders of 47,840 options to purchase shares of RBPI Series A common stock.

(c)	$7 thousand cash paid to RBPI shareholders in lieu of fractional shares

(d)

Estimated fair value adjustment on acquired loan portfolio to mark it to its fair value. Fair value mark includes an interest rate component and a credit component equivalent to estimated lifetime losses on the acquired loan portfolio.

(e)

Estimated fair value adjustment to eliminate the allowance for loan and lease losses. The acquired balance of allowance for loan and lease losses represents the losses present in the acquired portfolio as of the acquisition date. As part of the fair value adjustment to the loan portfolio, a credit-related component equivalent to the expected lifetime credit losses in the acquired portfolio was recorded.

(f)	Estimated fair value adjustment to acquired buildings and leasehold improvements.

(g)	Estimated fair value adjustments include the creation of a core deposit intangible asset and favorable lease asset.

(h)	Estimated fair value adjustments to reverse valuation allowance on acquired deferred tax asset, and to adjust fair value of acquired other real estate owned and tax lien certificates.

(i)	Estimated fair value adjustment to time deposits based on estimated market interest rates present at the time of acquisition.

(j)	Estimated fair value adjustment to long-term FHLB borrowings based on market interest rates at the time of acquisition.

(k)	Estimated fair value adjustment to junior subordinated debentures based on estimated market interest rates present at the time of acquisition.

(l)	Estimated fair value adjustment for unfavorable lease liability.

(m)	Estimated fair value adjustment to establish sold loan recourse reserve.

(n)	Elimination of equity accounts and issuance of BMBC common stock and warrants.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2017

Under the acquisition method of accounting, identifiable assets acquired and liabilities assumed are adjusted to their fair value as of the date of acquisition. The following items are pro forma adjustments to record the accretion and amortization of these fair value adjustments for the nine months ended September 30, 2017.

a)	Recognition of nine months of accretion of fair value mark applied to acquired loan portfolio. The assumed accretion period is the weighted average contractual maturity of the underlying loans.

b)

Recognition of nine months of accretion of fair value adjustment applied to assumed time deposits on a level-yield basis. The assumed accretion period is the remaining term to maturity of the time deposits.

c)

Recognition of nine months of net amortization of fair value adjustment applied to assumed FHLB advances and other long-term borrowings on a level yield basis. The assumed accretion period is the remaining term maturity of the underlying FHLB advances and other long-term borrowings.

d)

Recognition of nine months of amortization of fair value adjustment applied to assumed junior subordinated debentures on a level yield basis. The assumed accretion period is the remaining term maturity of the junior subordinated debentures.

e)

Recognition of nine months of increased depreciation expense resulting from the fair value adjustment to acquired buildings and leasehold improvements. The assumed depreciation periods are the remaining useful lives of the assets.

f)

Recognition of nine months amortization of the core deposit intangible asset (“CDI”) recorded as a result of the acquired core deposits. The amortization method used for the CDI is a ten year, declining balance method.

g)	Adjustment to income tax expense to reflect the actual BMBC effective tax rate for the nine months ended September 30, 2017.

h)	Assumes 3,098,754 common shares of Corporation stock issued on January 1, 2017 for the RBPI Merger were outstanding for the entire nine-month period ended September 30, 2017.

i)	Assumes 140,224 warrants to purchase Corporation stock assumed on January 1, 2017 were outstanding for the entire nine-month period ended September 30, 2017.